UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 8, 2004

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 Chadron Avenue, Hawthorne, CA	90250
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 978-0516

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2004, the shareholders of OSI Systems, Inc. (the “Company”) approved an amendment to the Company’s 1997 Stock Option Plan (the “Plan”) to increase the number of shares of Common Stock for which options may be issued under the Plan from 2,350,000 shares to 3,350,000 shares. On November 8, 2004, the Board of Directors of the Company approved a further amendment to the Plan to eliminate the Company’s ability to provide loans to employees for purposes of exercising stock options issued under the Plan, and to eliminate the Company’s ability to re-price previously granted options under the Plan, absent shareholder approval. A copy of the Amended 1997 Stock Option Plan is filed herewith as Exhibit 10.1 and is incorporated herein by reference. Stock options will continue to be evidenced by option agreements in the form attached as Exhibit 10.2 to Amendment No. 1 to the Company’s Form S-1, filed on August 1, 1997 (File No. 333-29179).

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 (Entry into a Material Definitive Agreement) and Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2004, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation. A Certificate of Amendment to the Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) was filed with the California Secretary of State on November 9, 2004. The Certificate of Amendment increases the number of authorized shares of Common Stock of the Company from 40,000,000 shares to 100,000,000 shares. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of OSI Systems, Inc.

10.1	Amended 1997 Stock Option Plan

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: November 11, 2004	By:	/s/ ANUJ WADHAWAN
Chief Financial Officer

EXHIBIT INDEX

No.	Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of OSI Systems, Inc.

10.1	Amended 1997 Stock Option Plan